Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-251042, 333-258367, and 333-261518), and Form S-8 (No. 333-251890) of SOC Telemed, Inc. of our report dated March 30, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Washington, District of Columbia

March 30, 2022